UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 14, 2014

DIVERSIFIED RESOURCES. INC.
(Exact name of registrant as specified in its charter)

Nevada	None	98-0687026
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

1789 W. Littleton Blvd.
Littleton, CO 80120
(Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code: (303) 797-5417

N/A
(Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR240.13e-4(c))

This Current Report on Form 8-K/A amends and supplements the Current Report on Form 8-K of Diversified Resources, Inc. (“Diversified”), filed with the Securities and Exchange Commission on October 14, 2014 (the “Form 8-K”), which reported under Item 2.01 the completion of a business combination with BIYA Operators, Inc. (“BIYA”). This amendment is filed to provide the financial statements of BIYA and the pro forma financial information of Diversified for such transaction as required by Item 9.01. Except as set forth below, all Items of the previously filed Form 8-K are unchanged.

Item 9.01       Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The audited financial statements of BIYA for the nine months ended September 30, 2014, and year ended December 31, 2013, are filed as Exhibit 99.1.

(b) Pro Forma Financial Information

The unaudited pro forma condensed consolidated balance sheet as of July 31, 2014, the unaudited pro forma condensed consolidated statement of operations for the year ended October 31, 2013, and the unaudited pro forma condensed consolidated statement of operations for the nine months ended July 31, 2014 of Diversified, and the related notes, are filed as Exhibit 99.2.

(d) Exhibits

Exhibit No.	Description

99.1	The audited financial statements of BIYA Operators, Inc. for the nine months ended September 30, 2014 and year ended December 31, 2013.

99.2
The unaudited pro forma condensed consolidated balance sheet as of July 31, 2014, the unaudited pro forma condensed consolidated statement of operations for the year ended October 31, 2013, and the unaudited pro forma condensed consolidated statement of operations for the nine months ended July 31, 2014 of Diversified, and the related notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 13, 2015

DIVERSIFIED RESOURCES, INC.

By:	/s/ Paul Laird
Paul Laird, Chief Executive Officer